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                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 6, 2002, relating to the consolidated financial statements and financial statement schedules which appears in The Dun & Bradstreet Corporation Annual Report on Form 10-K for the year ended December 31, 2001.

PricewaterhouseCoopers LLP
New York, New York
April 9, 2002




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